Exhibit 10.2

PROMISSORY NOTE

U.S. $2,750,000	October 12, 2016

FOR VALUE RECEIVED, HEALTHCREST SURGICAL PARTNERS, LLC an Oklahoma limited liability company (“Maker”), with its principal place of business at 3540 S. Boulevard, Suite 225, Edmond, Oklahoma 73013, hereby promises to pay to FOUNDATION HEALTHCARE, INC, an Oklahoma corporation (“Payee”) with its principal place of business at 14000 North Portland Ave., Suite 200, Oklahoma City, Oklahoma 73134, in lawful money of the United States of America, the sum of TWO MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS (“Principal”). This Promissory Note (this “Note”) has been issued in accordance with the terms of that certain Purchase Agreement dated as of October 11, 2016, by and between Maker and Payee (the “Purchase Agreement”). The Purchase Agreement, this Note, and any Security Document (as hereinafter defined) are collectively referred to herein as the “Loan Documents”.

1. Payment Terms. The outstanding Principal balance under this Note shall bear interest from the date hereof at a rate of the greater of: (a) the prime rate as published on the tenth business day before the monthly due date in The Wall Street Journal under the caption “Money Rates, Prime Rate”, plus two and one-half percent (2.5%), or (b) six percent (6%) per annum (the “Applicable Rate”). Interest due hereunder shall be paid in monthly installments, commencing November 1, 2016. Principal and interest due hereunder shall be paid in monthly installments, commencing November 1, 2017, based on a seven-year amortization. The final payment of all amounts due and payable hereunder, if not sooner paid, shall be due and payable on October 1, 2019. If any payment on this Note is due on a day that is a weekend day or other day in which banks are not generally open in the United States or the State of Oklahoma, then such payment shall be automatically due on the next following day in which such banks are open for business. Unless otherwise agreed or required by all applicable federal, state and local laws, rules and regulations (“Applicable Law”), payments will be applied first to any unpaid collection costs, then to unpaid interest and fees (if any) with any remaining amount to unpaid Principal. All payments shall be sent to Payee at the applicable address specified on the Remittance Instructions attached hereto as Schedule 1, or such other place or places as Payee may from time to time designate in writing.

The outstanding Principal balance under this Note shall be reduced as of the Effective Date under the Purchase Agreement for any post-closing adjustments to the Purchase Price under Sections 2.5 or 2.6 or for any indemnity payments under Articles 6 or 8.

2. Security.

(a) Payment of the Principal and interest on this Note is secured by a certain Security Agreement of even date herewith by and between Maker and Payee (the “Security Agreement”).

(b) Payment of the Principal and Interest on this Note is further secured by the unconditional personal, pro rata guaranties of Tom Newman, Brad Ottwell and Eric Gleichman (individually, the “Guarantors”) of even date herewith (the “Guaranties”).

(c) Payee and Maker agree that the indebtedness under by this Note and the payment of Principal of and Interest on, this Note is expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt (whether outstanding on this date or any later date).

The Security Agreement and the Guaranties are each referred to herein as a “Security Document”.

3. Events of Default and Remedies. The occurrence of any of the following events shall be deemed to be an “Event of Default” under this Note: (a) the failure of Maker to pay any principal, interest or other indebtedness under this Note when due; (b) the failure of Maker to pay any other debt, liability or obligation to Payee when due and the failure remains uncured for ten days; (c) the failure of Maker to perform any other provision of this Note or any provision of any Security Document and the failure remains uncured for ten days; (d) the filing by or against Maker or any Guarantor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding, or any assignment by Maker for the benefit of its creditors, or any levy, garnishment, attachment or similar proceeding against any property of Maker held by or deposited with Payee; (e) the sale or transfer, with or without consideration, of all or substantially all of Maker’s assets or its equity interests without the prior written consent of Payee; or (f) the death of any Guarantor.

4. Remedies. Immediately and automatically upon any Event of Default under Section 3 above or, at the option of Payee, immediately upon the occurrence of any other Event of Default hereunder, in either case without notice or demand of any kind (which are hereby expressly waived): (a) the outstanding principal balance hereunder together with all accrued and unpaid interest thereon, and any additional amounts secured by any Security Document, will be accelerated and become immediately due and payable; (b) Maker shall pay to Payee all reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees) incurred by Payee in connection with Payee’s efforts to collect the indebtedness evidenced hereby and in the enforcement of its rights hereunder, including any actions undertaken to protect its rights and remedies and enforce the obligations under this Note in bankruptcy court; (c) Payee may offset and apply to all or any part of the indebtedness evidenced hereby all money, credits and other property of any nature whatsoever of Maker now or hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by Maker individually or jointly with another party), Payee or any affiliate of Payee; and (d) Payee may exercise from time to time any of the rights and remedies available to Payee under this Note, any Security Document, or under Applicable Law, including, but not limited to, foreclosure, replevin, garnishment and attachment. All remedies hereunder shall be cumulative and shall be available to Payee at all times until this Note has been paid and performed in full. No delay or omission of Payee to exercise any right or power under this Note shall impair such right or power or be construed to be a waiver of any Event of Default, and any single or partial exercise of any such right or power shall not preclude any other or further exercise thereof, or the exercise of any other right or power, and no waiver whatsoever shall be valid unless it is in writing signed by Payee and then only to the extent specifically set forth in such writing.

5. Default Interest. From and after an Event of Default, the outstanding principal balance under this Note shall bear interest at the lesser of the Applicable Rate plus three percent (3.0%) per annum or the highest rate then permitted by Applicable Law. Prior to any acceleration of Principal, such default interest shall be payable on the date of each scheduled installment of Principal and interest. Upon acceleration of Principal, such default interest shall be payable on demand.

6. Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible; and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by Applicable Law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the Principal on this Note. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum amount allowable under Applicable Law.

8. Prepayment. Maker shall have the option, upon prior written notice to Payee, to prepay the Principal and interest on this Note in whole or in part, without premium or penalty.

9. Calculation of Interest. All computations of interest hereunder shall be calculated on the basis of a year of 365 days and charged for the actual number of days elapsed.

10. Certain Waivers. Maker and each Guarantor of this Note hereby forever waive presentment, protest, demand, notice of intention to accelerate, notice of acceleration, notice of renewals or extensions, notice of dishonor and notice of non-payment. Maker and each Guarantor also waives all defenses based on suretyship or impairment of any collateral hereto and further consent to the release of any part or parts or all of the security for the payment hereof, if any, all without affecting the liability of the other persons, firms or corporations liable for payment of this Note.

11. WAIVER OF JURY TRIAL. MAKER HEREBY KNOWINGLY AND VOLUNTARILY INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS ON THE PART OF ANY PARTY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE’S AGREEMENT TO ACCEPT THIS NOTE.

12. Representations and Warranties. Maker represents and warrants to Payee (and, while this Note remains outstanding, shall be deemed continually to represent and warrant to Payee) that:

(a) Maker is duly organized, validly existing and in good standing under the laws of the State of Oklahoma, and is duly qualified and licensed in each jurisdiction where its activities require such qualification or license. The execution, performance and delivery of this Note have been duly authorized by it.

(b) This Note has been duly executed by Maker and constitutes the legal, binding and valid obligation of Maker, enforceable in accordance with its terms.

(c) The execution, performance and delivery of this Note will not constitute a breach or default under (i) any provision of any of its governance documents, contracts, agreements, mortgages, trusts or other documents, or (ii) any order, rule, regulation or law of any jurisdiction that binds it.

13. Prevailing Party. If any arbitration, suit, or action is instituted to interpret or enforce the provisions of this Note the prevailing party shall be entitled to recover, in addition to its costs, its reasonable attorney and paralegal fees incurred prior to and at trial or arbitration as determined by the arbitrator or trial court, and if any appeal is taken from such decision, reasonable attorney and paralegal fees as determined on appeal and any petition for review, and any post-judgment collection proceedings.

14. Governing Law; Venue. This Note shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the state of Oklahoma. Maker hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the state of Oklahoma; provided that nothing contained in this Note shall prevent Payee from bringing any action, enforcing any award or judgment or exercising any rights against Maker individually, against any security or against any property of Maker within any other county, state or other foreign or domestic jurisdiction. Maker acknowledges that the venue provided above is the most convenient forum for Maker. Maker waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

15. Time of the Essence. Time is of the essence on all matters referenced in this Note.

16. No Waiver. No failure on the part of Payee to exercise, and no delay in exercising, any right under this Note shall operate as a waiver; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of that right, or the exercise of any other right.

17. Successors. This Note, and all of its terms, shall inure to the benefit of, and be binding upon the successors and assigns, agents, directors, members, managers, partners, officers, heirs, executors, administrators, insurers, underwriters, employees, parents, subsidiaries and affiliates of Maker and Payee.

18. Severability. In the event that any provision of this Note or the application of any provision to the parties with respect to their obligations hereunder shall be held by a tribunal of competent jurisdiction to be unlawful or unenforceable, the remaining provisions of this Note shall continue in full force and effect, unless such continued effectiveness without the provision or provisions held to be unlawful or unenforceable would materially alter the rights or obligations of either party. The parties shall endeavor in good faith to replace the unlawful or unenforceable provision or provisions with one which is lawful and enforceable, and which gives the fullest effect to the intent of the parties as expressed herein.

19. Expenses. Maker shall pay all documentary, intangible stamp or excise taxes or fees, if any, now or hereafter payable in respect to this Agreement or any modification thereof, and shall hold harmless, defend and indemnify Payee with respect thereto.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Note has been duly executed by Maker as of the day and year first above written.

MAKER:

HEALTHCREST SURGICAL PARTNERS, LLC

By:	THOMAS. A. NEWMAN
Name:	Thomas A. Newman
Its:	President

SCHEDULE 1

(to Promissory Note)

Remittance Instructions

All payments shall be sent to:

To Texas Capital Bank, N.A., according to the attached Allonge dated as of this date.

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